UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  March 29, 2013

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8374 Market Street, Ste. 478, Bradenton, Florida 34202-5137
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-907-8372

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On March 29, 2013, our board of directors approved an amendment to our Articles of Incorporation, as amended, authorizing 10,000,000 shares of preferred stock and recommending approval of the amendment to our stockholders for approval.  Stockholder approval, which we expect to obtain from management stockholders holding more than one half of our issued and outstanding shares of common stock, will be subject to mailing of an information statement on Schedule 14C.  We are unable to predict when we will file a Preliminary Schedule 14C with the U.S. Securities and Exchange Commission.

Once the preferred stock is authorized, the classes and series of the preferred stock, including the preferences, limitations, and relative rights thereof, will be determined from time to time by the board of directors, subject to filing articles of designation with respect thereto.

We plan to use the preferred stock in settlement with certain of our creditors who have in general indicated a willingness to accept shares of our preferred stock in settlement of our debts to them.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

Date: March 29, 2013	By:	/s/ David N. Fuselier
Name: David N. Fuselier
Title: Chief Executive Officer

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